 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 29, 2013

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Commission File No. 001-13349

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400
82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip Code)

(207) 288-3314

(Registrant's telephone number, including area code)

Inapplicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	Page 2

Item 9.01 Financial Statements and Exhibits	Page 2

Signatures	Page 2

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Item 1.01

Entry into a Material Definitive Agreement.

On July 29, 2013, Bar Harbor Bankshares (the “Company”) entered into a Change in Control, Confidentiality and Noncompetition Agreement (“Change in Control Agreement”) with Marcia T. Bender, Senior Vice President of Bar Harbor Bank & Trust (the “Bank”). Ms. Bender's Change in Control Agreement generally provides for severance of both salary and benefits for a period of twelve (12) months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve (12) months of a change of control, unless such termination was for cause. A copy of Ms. Bender's Change in Control Agreement is filed herewith as Exhibit 10.1. The description of Ms. Bender's Change in Control Agreement is qualified in its entirety by reference to the full text of the agreement.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

10.1

Change in Control Agreement with Marcia T. Bender dated July 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2013

BAR HARBOR BANKSHARES

 /s/ Marsha C. Sawyer

Marsha C. Sawyer

Corporate Clerk

Exhibit Index

Exhibit No.

Description

10.1

Change in Control Agreement with Marcia T. Bender

2